EXHIBIT 10.6(b)

                                    EXHIBIT B
                             Money Purchase Contract


                             MONEY PURCHASE CONTRACT


     THIS CONTRACT ("Contract") is made as of May 31, 2004, by and between Equipment Depot, Inc., a Florida corporation, (the "Seller"), and On Alert Systems, Inc., a Nevada Corporation, (the "Purchaser").

                                    RECITALS

A. Seller is engaged in the business of marketing and selling industrial processing equipment to clients; and,

B. Seller wishes to sell approximately $5,400,000 of certified appraised fair market value processing equipment for $3,260,000; and,

C. Purchaser and Seller have entered into agreements whereby the Purchaser has purchased such Equipment from the Seller (the "EPA"), and the Purchaser intends to utilize a portion of the Equipment and contract a third party to remarket a portion of such Equipment; and,

D. Purchaser has agreed to defer payment of Three Hundred Fifty Thousand dollars ($350,000) of the Purchaser's purchase price for such equipment, pursuant to terms and conditions set forth herein; and,

E. Seller and Purchaser wish to accomplish their financing through a private transaction not involving a public offering, as that term is used in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as to both the sale and transfer of shares in Purchaser that make up the majority of the purchase price paid by the Purchaser of such equipment, and the $350,000 Seller deferred portion of the purchase price paid by the Purchaser; and

F. Seller and Purchaser wish to enter into a Money Purchase Contract ("MPC") to accomplish the payment of the $350,000 cash portion of the purchase price to be paid by the Purchaser;

     NOW, THEREFORE, in consideration of the premises, terms, mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Purchase of Equipment. On the "Closing" (as hereinafter defined) of the EPA, and any other ancillary documents which require execution to constitute a valid Closing under the EPA terms and conditions, this MPC shall be executed and dated by the parties, notarized by a Notary Public, which execution shall bind the parties to the terms herein.

2. Purchase Price and Payments. The purchase price of the equipment purchased by the Purchaser under the EPA, up to $3,260,000, shall be partially ($350,000) paid for by the funds emanating from the resale of the equipment, or, as




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provided for herein, from qualified loan or equity proceeds, as applicable,  for the benefit of the Purchaser, by the Purchaser, to the future customers of the Purchaser and/or Seller, in cash installments (the "Installments") to Seller, and the Purchaser herein agrees to pay to the Seller, pursuant to the terms and conditions set forth herein, such installments until the $350,000 is paid in full. Purchaser shall have no responsibility to pay any part of the $350,000 except from the proceeds of resale of Equipment purchased pursuant to the EPA, or from qualified loan or equity proceeds, or upon the event of a lien of senior right to this MPC being held by any party other than the Seller against the Equipment, or, in the event of default of the terms of the Registration Rights Agreement ("RRA") under the terms and conditions herein.

3. Installment Payments

     (a) Each Installment shall be equal to twenty percent (20%) of the gross proceeds in cash from the resale of the any of the Equipment purchased under the EPA, paid to the Seller simultaneously with the receipt of the funds by the Purchaser from the respective resale purchasers, to the extent there is any cash generated from such sale. In the event that there is only restricted or registered stock generated from the resale of any of the Equipment purchased under the EPA, such stock shall not be included in any installment payments while this Contract is in force, and is not in Default by either party. There is no minimum amount in dollars of any Installment to be paid. The maximum amount of any Installment to be paid will be the remaining balance due to the Purchaser under this MPC on the date of the resale or loan or equity or default event that generated the Installment Payment. There are no requirements that the seller make any Installment Payments during the Term of this MPC unless there is a resale of equipment, or loan or equity proceeds, from which cash is realized to pay such Installment(s), except in the instance of a default in the RRA.

     (b) Should the Purchaser obtain a loan or equity by collateralizing the Equipment, or any part thereof, acquired under the EPA, in order to secure the loan or equity, then the $350,000 cash payment, or any remaining balance thereof, shall be deducted from the loan or equity proceeds, but only where such net loan or equity proceeds to the Purchaser equal or exceed $1,500,000; otherwise, only a pro-rata amount of the $350,000 shall be due from net loan or equity proceeds, except that the Equipment may not be collateralized by the Purchaser unless the Seller receives at least $100,000 at the time loan or equity proceeds are available to make such installment payment to the Seller.

     (c) The Seller will maintain a UCC-1 collateral interest for $350,000, or an amount in excess of $350,000 under the terms and conditions as set forth herein, on the Equipment until the earlier of the payment of $350,000, or the amount in excess of $350,000 under the terms and conditions as set forth herein, to the Seller in installments described above, or the end of three years from the date of this Agreement, whichever occurs first.

     (d) The Purchaser is initially borrowing or receiving equity in an amount of approximately five million ($5,000,000) dollars, or a larger amount as applicable, from a third party, unrelated to the Seller or the




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          Purchaser,  as part of the purchase price of certain  vehicle(s) to be resold by the Purchaser pursuant to its contracts with other third party contract purchasers of its manufactured equipment. The Purchaser intends to secure the loan or equity with the Equipment purchased pursuant to the EPA of even date herewith, which security interest shall constitute a first and senior lien on the Equipment. As such, the UCC-1 filed by the Seller shall constitute a first security interest in the Equipment, and shall be paid from the proceeds of such loan or equity at such loan's or equity's closing prior to the initiation of the lien securing the interests of the $5,000,000 (or applicable amount) lender's or equity holder's lien held by the lender(s) or equity holder(s). Any loan or equity replacing such loan or equity arranged by the Purchaser secured by the Equipment shall be of sufficient amount to comply with the terms of sub-Paragraph 3 (b) above, and to the extent any portion of the $350,000 remains unpaid to the Seller, the UCC-1 shall remain in force pursuant to the terms specified herein. The Seller will use it best good faith efforts to execute any inter-creditor agreements required by the lender or equity holder(s) extending such loan or equity secured by the Equipment so as to reasonably facilitate the placement of such loan or equity in a commercially feasible manner and timeframe, except in the event that the Purchaser has not completed its merger pursuant to the terms and conditions described in the EPA of even date hereof.

     (e)  This Contract may be increased by the Seller by:

          (1) an increase in the amount of Equipment purchased by the Purchaser, above the initial $5,400,000 in certified appraised fair market value and the $3,260,000 purchase price contemplated by this Contract, by an addendum to the EPA, this MPC and the RRA, wherein the purchase price in this contract shall be increased pro-rata to the increase in the additional amount of Equipment purchased;

          (2) a change in the type of equipment purchased, in whole or part, by the Purchaser;

          (3) an event of default pursuant to the RRA, in which case this Contract would be increased subject to penalties pursuant to the terms of the RRA. Any such increase as the result of the application of a penalty will require the Seller to so notify the Purchaser that the Seller has executed such actions on its behalf to incorporate such additional amounts due under the UCC-1 filings in place at the time of the default.

4. Currency of Installment Payments All Installments will be paid in cleared US funds, upon the receipt of cleared US funds by the Purchaser. In the event that funds other than US funds are paid to the Purchaser of the resold equipment, it shall be the obligation of the Purchaser to exchange the non-US funds for US Funds through the Purchaser's bank, the Seller's bank, or the bank of any attorney in trust or Closing resale purchaser, where applicable, so as to realize the receipt of the resale price of the equipment in US Funds to the Seller, after deducting any costs or expenses of exchange.



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5. Number of Installments  Installment  payments will continue to be paid by the
Purchaser to the Seller as long as any of the $350,000 due to the Seller, under the terms and conditions set forth herein, is remaining due to the Seller. Each installment shall be paid upon the occurrence of any cash resale of the equipment purchased by the Purchaser under the EPA, or loan or equity proceeds, or an event of default if the RRA, pursuant to Section 3 above. There shall be no set number of Installments due to the Seller other than as those paid as specified in this Section 4. No Installment shall be due and payable to the Seller unless there are cash proceeds from a resale, in whole or in part, available at the resale and re-titling to the purchaser of the resold equipment, or loan or equity proceeds sufficient to pay the Seller at least $100,000, or an event of default under the RRA

6. Term of Contract The term of this MPC shall be three (3) years from the date of this Contract ("Termination Date").

7. Termination of Contract

     (a) This Contract will terminate earlier than the Termination Date on the date of the event of the final Installment Payment paid in cash to the Seller, whereby the Seller, by receipt of such final payment, shall have been paid, in the aggregate, $350,000 over the Term of this Contract.

     (b) This Contract will terminate if after 36 months from the date of this MPC, no resale or loan had occurred that resulted in any cash proceeds to be paid to the Seller. In such event, the remaining inventory of equipment shall be placed at auction, and any cash proceeds realized from such resale at auction will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $350,000.

          (1) In the event that the proceeds of such auction are insufficient to pay the Seller $350,000, in aggregate, then any stock or other assets (except where the asset is a promissory note as described in Section 7 (c) below) received by the Purchaser from any prior sales, to the extent that they are available and had not previously been liquidated, shall be sold at the earliest legal date when such asset can be sold by the Purchaser, using its best good faith efforts, and the cash proceeds will be evenly divided between the Purchaser and the Seller until the Seller has received, in aggregate, $350,000.
          (2) In the event that the proceeds of such sales of assets or stock are insufficient to pay the Seller $350,000, in aggregate, then this MPC shall be cancelled, no further amount will be due to the Seller over and above what the Seller had received from the resale of the equipment, the liquidation at auction, and any asset or stock sales proceeds already paid by the Purchaser to the Seller.

     (c) In the event that the Purchaser has been paid, in part or in whole, for any equipment acquired under the EPA, and resold, by a promissory note, whose terms call for payment of principal to the Purchaser subsequent to the date of termination pursuant to Section 7 (b), then any such proceeds received by the Purchaser shall be payable as if this MPC had been in full force, and according to the provisions set forth in Sections 4, 5, and 7, as applicable.

     (d) If, prior to the expiration of the Term of this MPC, and prior to the Termination of this MPC pursuant to 7(a) above, the Purchaser is insolvent, incapacitated, files for protection under the Federal Bankruptcy statutes, or has failed to make any applicable payments due hereunder to the Seller, thus defaulting on the Purchaser's agreements with the Seller, the Seller may take whatever actions required to maintain title to the equipment purchased by the Purchaser, and to continue the payments agreed to by the Purchaser, at its sole choice and discretion, or to deliver the title, in lieu of foreclosure, to the parties so due such payments.



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     (e)  If at the  expiration  of the Term of this  MPC,  any  portion  of the
          $350,000 has not been paid to the Seller, then that portion not paid shall be cancelled, and shall no longer be due to the Seller, except as described herein this Section 7.

8. Liens The Purchaser shall execute, on the Closing Date, UCC-1 and any ancillary documents necessary to provide the Seller with acceptable methods to file first liens on the Equipment in the amount of $350,000. Any liens securing the Equipment to the benefit of the Seller may be removed in parts, by the Seller, to accommodate any resale of the Equipment in part by the Purchaser, or the partial payment of the this MPC, without affecting the validity or availability of the residual lien(s) so remaining. Such liens shall be subject to increase pursuant to the terms of this MPC, the EPA, and the RRA, inclusive of any and all amendments executed by the parties subsequent of the date of this MPC.

9. Closing. The closing of the EPA and this MPC shall occur contemporaneously, as of the date of this Contract and the date of the EPA, with the exchange and delivery by the parties to each other such documents and instruments as required herein, and as Purchaser or Seller may reasonably require, including a notarized original signature page for each of the parties to this Contract.

10. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

     (a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and Seller has all requisite power and authority to enter into this Contract and carry on its business as now conducted and as proposed to be conducted

     (b) Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Seller or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (c) Authorization. All corporate action on the part of Seller, its officers, directors and shareholders, necessary for the authorization, execution and delivery of the EPA or this MPC, and the transactions contemplated thereby, the performance of all obligations of Seller under the EPA and this MPC, and the authorization pursuant to this Contract has been taken. Each of the EPA and this MPC constitutes the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.

     (d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Seller is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Seller under these agreements.

     (e) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Seller's knowledge and belief, threatened, against any Seller and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against any Seller or any of its assets or properties, to effect the validity or ability of the Seller to enter into the Agreements contemplated herein.




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     (f)  No Conflict with Other Instruments.  The Seller is not in violation or default of any provisions of the respective Articles of Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Seller is a party or by which Seller is bound or of any provision of any statute, rule or regulation applicable to Seller. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Seller is a party or by which Seller is bound; or any statute, rule or regulation applicable to Seller.

     (g) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Seller and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (h) No Broker. No broker, Purchaser, financial advisor or other intermediary has acted on behalf of Seller in connection with the offering or sale of the Shares or the negotiation or consummation of this Contract or any of the transactions contemplated hereby.

     (i) Full Disclosure. None of the EPA or this MPC, Seller governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     (j)  Securities Compliance. Seller hereby represents to Purchaser that:

          (i) Seller is acquiring the Shares in a private transaction, for Seller's own account and for investment purposes and not with a view to the immediate public resale or distribution.
          (ii) Seller will not sell, transfer or otherwise dispose of the Shares except in compliance with Act. Seller acknowledges that Purchaser is issuing and delivering the Shares in reliance on exemptions, including but not limited to Section 4(2) of the Securities Act.
          (iii)Seller acknowledges that it has been furnished with disclosure documents that Seller feels are necessary to make an economic decision to acquire the Shares.
          (iv) Seller further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of Purchaser concerning the financial status of the issuer and the securities. (v) By reason of Seller's knowledge and experience in financial and business matters in general, and investments in particular, Seller is capable of evaluating the merits and bearing the economic risks of an investment in the securities and fully understands the speculative nature of the securities and the possibility of loss.
          (vi) The present financial condition of Seller is such that it is under no present or contemplated need to dispose of any portion of the securities to satisfy an existing or contemplated undertaking, need or indebtedness.




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11. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

     (A) Authority. Purchaser has duly executed this Contract. The execution and performance of this Contract will not violate, or result in a breach of, or constitute a default in any Contract, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which Purchaser is subject.

     (B) Organization. Purchaser is a corporation duly organized, validity existing and in good standing under the laws of the state of its incorporation, and it has all the power necessary to engage in the business in which it presently engages.

     (C) Articles of Incorporation and Bylaws. Nothing contained in the Articles of Incorporation or Bylaws of Purchaser or any amendments to those documents in any way limits or effects this Contract or is in contradiction to the terms hereof.

     (D) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Purchaser is required in connection with the authorization, execution, delivery of the EPA and this MPC and performance of all obligations of Purchaser under these agreements.

     (E) Litigation. There are no actions, suits, claims, investigations or legal or administrative proceedings pending or, to the best of Purchaser's knowledge and belief, threatened, against Purchaser, and there are no judgments, decrees or orders of any court, or government department, commission or agency entered or existing against Purchaser or any of its assets or properties, to effect the validity or ability of the Purchaser to enter into the Agreements contemplated herein.

     (F) No Conflict with Other Instruments. The Purchaser is not in violation or default of any provisions of the respective Articles of
          Incorporation, Bylaws or other charter documents or amendments (collectively, the "Charter Documents") or of any instrument, judgment, order, writ, decree or contract to which the Purchaser is a party or by which Purchaser is bound or of any provision of any statute, rule or regulation applicable to Purchaser. The execution, delivery and performance of this Contract will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Charter Documents; or (ii) any material contract, obligation or commitment to which Purchaser is a party or by which Purchaser is bound; or any statute, rule or regulation applicable to Purchaser.

     (G) Related Party Transactions. There are no Contracts, understandings or proposed transactions between Purchaser and any of its officers, directors or other "affiliates" impacting on the Transaction Documents.

     (H) Full Disclosure. None of the EPA or this MPC, Purchaser governmental filings, or any other disclosures, documents or certificates made or delivered in connection therewith, as of the date hereof or thereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.




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12. Additional Covenants of Purchaser. Purchaser covenants to Seller that, for a period of three years from this Contract:

     A. Corporate Existence. Purchaser shall maintain its corporate existence and qualification and the Purchaser shall not amend its Articles of Incorporation if such amendment would adversely effect the rights of Seller as a stockholder of Purchaser.

     B. Public Information. Purchaser agrees that the Purchaser shall : (i) make and keep public information available as a current reporting corporation under Section 12(g) of the Exchange Act, following the merger of the Purchaser with the mergee, and at all times subsequent to the registration of Purchaser's Common Stock under said act; and
          (ii) file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act. Failure to file timely reports shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

     C. Listing. Purchaser will use its best good faith efforts to list its Common Stock, which includes the Seller's Shares, on a national or regional stock exchange within 180 days of the execution of this Contract. Failure to apply for such listing, or refusal to accept a proposal of listing from a national or regional exchange, shall result in less liquidity and, potentially, less value, realized by the Seller in the Common Stock of the Purchaser, and as such, shall result in penalties to the Purchaser, described in the RRA. Such penalties shall be added to the value of this Contract, and be due and payable as described herein.

13.  Misc. Rights of Seller.

     a. Indemnification. Purchaser will indemnify and hold harmless Seller, and each other person, if any, who controls Seller within the meaning of the Act, and also each employee, officer, attorney, and trustee of or relating to the Seller, and Seller's Agent, against any losses, claims, damages or liabilities, joint or several, to which Seller, or each such person, may become subject under or relating to Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Transaction Documents or due to a breach of any representation, warranty, covenant, or promise of Purchaser herein.

     b. Changes in Common Stock. Purchaser agrees to take any and all action necessary so that if, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges of the Seller shall continue with respect to the Common Stock as so changed to the fullest extent to the advantage of the Seller.





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



     14. Additional Provisions.

     A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

     B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Contract, and the application of such provision in other circumstances shall not be affected thereby.

     C. Further Cooperation. From and after the date of this Contract, the Seller and Purchaser agree to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Contract or to comply with any law.

     D. Waiver. No waiver of any provision of this Contract shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, Contract or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, Contract or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, Contract or understanding at any other time.

     E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Contract, and in the preparation thereof.

     F. Amendment. This Contract may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto, except in the event of a default event pursuant to the RRA, in which case, any such penalties so provided shall be applied to this Contract without execution of consent by the Purchaser.

     G. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Contract provided or permitted to be given, shall be made or be served by delivering same by overnight mail, fax or by delivering the same by a hand-delivery service, to the party to the address/fax number set forth herein, and such Notice shall be deemed given when so delivered.

     H. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Contract.

     I. Counterpart Execution. This Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     J. Assignment. This Contract is assignable, in whole or part, by the Seller, without further notice or consent of the Purchaser. If assignment is effected, Seller shall notify Purchaser of the name, address and telephone number(s) of the assignee(s).




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



     K. Parties in Interest. Provisions of this Contract shall be binding upon and inure to the benefit of and be enforceable by Purchaser and Seller, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Contract, whether express or implied, is intended to confer any rights or remedies under or by reason of this Contract on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Contract intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third persons any right of subrogation over, or action against, any party to this Contract.

     L. Entire Contract. This Contract and the Exhibits attached hereto constitute the entire Contract and understanding of the parties on the subject matter hereof and supersede all prior Contracts and understandings.

     M. Construction. This Contract shall be governed by the laws of the State of Florida without reference to conflict of laws and the venue for any action, claim or dispute in respect of this Contract shall be such court of competent jurisdiction as is located in Broward County, Florida. The parties agree and acknowledge that each has reviewed this Contract and the normal rule of construction that Contracts are to be construed against the drafting party shall not apply in respect of this Contract given the parties have mutually negotiated and drafted this Contract.

     N. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Contract, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Contract, each party who has not retained independent legal counsel acknowledges having waived such right.



The parties hereto have executed this Contract as of the date first written above.



SELLER - EQUIPMENT DEPOT, INC.

By: /s/ John D. Shearer
----------------------------------------------------
John D. Shearer, Vice-President


PURCHASER--  ON ALERT SYSTEMS, INC.

By: /s/ William Robinson
----------------------------------------------------
William Robinson, CEO




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